Exhibit 99.1

Synlogic Announces Reverse Stock Split

Cambridge, Mass. September 27, 2023 – Synlogic, Inc. (Nasdaq: SYBX), a clinical-stage biotechnology company advancing novel, oral, non-systemically absorbed biotherapeutics to transform the care of serious diseases, today announced that it will implement a 1-for-15 Reverse Stock Split of its common stock (Reverse Stock Split), effective at 5:00 p.m. Eastern Time on Wednesday, September 27, 2023. The Reverse Stock Split, which was approved by shareholders at the company’s Annual Meeting of Stockholders on September 21, 2023, is primarily intended to bring the company into compliance with the minimum bid price requirement for maintaining its listing on The Nasdaq Capital Market. Beginning with the opening of trading on Thursday, September 28, 2023, the company’s common stock will trade on The Nasdaq Capital Market on a split-adjusted basis under the existing symbol “SYBX” and a new CUSIP number 87166L 209.

At the effective time of the Reverse Stock Split, every fifteen (15) shares of the company’s issued and outstanding common stock will be automatically converted into one (1) issued and outstanding share of common stock without any change in the par value of $0.001 per share. This will reduce the company’s number of shares of outstanding common stock from approximately 69.0 million shares to approximately 4.6 million shares. The total authorized number of shares will not be reduced. Proportional adjustments will be made to the number of shares of common stock issuable upon exercise of the company’s outstanding stock options, restricted stock units, and warrants, as well as the applicable exercise price.

No fractional shares of common stock will be issued as a result of the Reverse Stock Split. Shareholders of record who would otherwise be entitled to receive a fractional share will receive a cash payment in lieu thereof at a price equal to that fractional share to which the stockholder would otherwise be entitled multiplied by the closing sale price of the common stock on The Nasdaq Capital Market, as adjusted for the reverse stock split, on Wednesday, September 27, 2023. The Reverse Stock Split impacts all holders of the company’s common stock proportionally and will not impact any shareholder’s percentage ownership of common stock (except to the extent the Reverse Stock Split results in any shareholder owning only a fractional share).

Equiniti Trust Company, LLC, is acting as exchange agent for the Reverse Stock Split. Registered shareholders holding pre-split shares of the company’s common stock are not required to take any action to receive post-split shares. Shareholders owning shares via a broker, bank, trust or other nominee will have their positions automatically adjusted to reflect the Reverse Stock Split, subject to such broker’s particular processes, and will not be required to take any action in connection with the Reverse Stock Split.

About Synlogic

Synlogic is a clinical-stage biotechnology company advancing novel, oral, non-systemically absorbed biotherapeutics to transform the care of serious diseases in need of new treatment options. The Company’s late-stage pipeline is focused on rare metabolic diseases, led by labafenogene marselecobac (SYNB1934), currently being studied as a potential treatment for phenylketonuria (PKU) in Synpheny-3, a global, pivotal Phase 3 study. Additional product candidates address diseases including homocystinuria (HCU), enteric hyperoxaluria, gout, and cystinuria. This pipeline is fueled by the Synthetic Biotic platform, which applies precision genetic engineering to well-characterized probiotics. This enables Synlogic to create GI-restricted, oral medicines designed to consume or modify disease-specific metabolites – an approach well suited for PKU and HCU, both inborn errors of metabolism, as well as other disorders in which the disease–specific metabolites transit through the GI tract, providing validated targets for these Synthetic Biotics. Research activities include a partnership with Roche focused on inflammatory bowel disease (IBD), and a collaboration with Ginkgo Bioworks in synthetic biology, which has contributed to two pipeline programs to date. For more information, please visit www.synlogictx.com or follow us on Twitter, LinkedIn, Facebook or Instagram.

This press release contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, clinical development plans, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “look forward, “ “estimate,” “expect,” “intend,” “on track, “ “plan,” “predict” and similar expressions and their variants, as they relate to Synlogic, may identify forward-looking statements. Examples of forward-looking statements, include, but are not limited to, statements regarding the potential of Synlogic’s approach to Synthetic Biotics to develop therapeutics to address a wide range of diseases including: inborn errors of metabolism and inflammatory and immune disorders; our expectations about sufficiency of our existing cash balance; the future clinical development of Synthetic Biotics; the approach Synlogic is taking to discover and develop novel therapeutics using synthetic biology; and the expected timing of Synlogic’s clinical trials of labafenogene marselecobac (SYNB1934), SYNB1353, SYNB8802 and SYNB2081 and availability of clinical trial data. Actual results could differ materially from those contained in any forward-looking statements as a result of various factors, including: the uncertainties inherent in the clinical and preclinical development process; the ability of Synlogic to protect its intellectual property rights; and legislative, regulatory, political and economic developments, as well as those risks identified under the heading “Risk Factors” in Synlogic’s filings with the U.S. Securities and Exchange Commission. The forward-looking statements contained in this press release reflect Synlogic’s current views with respect to future events. Synlogic anticipates that subsequent events and developments will cause its views to change. However, while Synlogic may elect to update these forward-looking statements in the future, Synlogic specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Synlogic’s view as of any date subsequent to the date hereof.

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